UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): January 16, 2006

                          SMART ENERGY SOLUTIONS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

         0-26027                                          87-0626333
(Commission File Number)                       (IRS Employer Identification No.)

                                207 Piaget Avenue
                                Clifton, NJ 07011
               (Address of Principal Executive Offices, Zip Code)

                                 (973) 340-6000
              (Registrant's Telephone Number, Including Area Code)

     -----------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Distributorship Agreement with Elcart Distribution S.P.A.

On January 15, 2006, Smart Energy Solutions, Inc. (the "Registrant") and Elcart Distribution S.P.A. ("Elcart") entered into a distributorship agreement (the "Elcart Agreement"). Pursuant to the Elcart Agreement, Elcart was appointed as the exclusive distributor of the Registrant's Type I, Type II, and Type III Battery Brain products (the "Battery Brain Products") in Italy with respect to any person other than a person engaged in the business of manufacturing motor vehicles and other than a national governmental body.

The term of the Agreement is for a one year period expiring on January 15, 2007. The term shall be automatically renewed for successive one year periods unless either party delivers to the other party notice of its intent not to renew no later than 60 days prior to the expiration of the immediately preceding period.

During the term of the Elcart Agreement, Elcart shall purchase from time to time from the Registrant, and the Registrant shall manufacture and sell to Superior, units of the Battery Brain Products at certain prices specified therein. Elcart may thereafter resell such units for its own account in Italy to any person other than a person engaged in the business of manufacturing motor vehicles or a person that is a national governmental body. Elcart is not required to purchase any units of the Battery Brain Products; however, prior to every renewal of the agreement, the parties must negotiate in good faith sales targets for such renewal period, and Elcart shall purchase a quantity of units of the Battery Brain Products equal to at least the sales targets agreed to for such renewal period. If Elcart fails to meet the sales targets, the Registrant may terminate the Agreement and take other remedial actions. During the Term, Elcart is prohibited from manufacturing, marketing, or distributing any items that compete with the Battery Brain Products. In addition, for a one year period after the Term, Elcart may not solicit any customers or employees of the Registrant.

Distributorship Agreement with Superior Automotive Company

The Registrant and Superior Automotive Company ("Superior") entered into a distributorship agreement (the "Superior Agreement"), dated November 30, 2005. Pursuant to the Superior Agreement, Superior was appointed as the exclusive distributor of a customized version of the Registrant's Battery Brain product in the United States and Canada with respect to new automobile dealerships (excluding dealerships that are original equipment manufacturers). The term of the Superior Agreement is for a one year period expiring on November 30, 2006, renewable annually. Either party may terminate the Superior Agreement upon 60 days prior written notice.

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During the term of the Superior Agreement, Superior shall purchase from time to time from the Registrant, and the Registrant shall manufacture and sell to Superior, units of the customized Battery Brain product at prices to be negotiated between the parties. Superior may thereafter resell such units for its own account to new automobile dealerships (excluding dealerships that are original equipment manufacturers) located in the United States and Canada. During each year of the Term and any renewals of the Term, Superior shall purchase a quantity of units of the Products equal to at least the sales targets agreed to for the applicable year. The sales targets for the initial one year period and the first renewal period are set forth in the Agreement. With respect to any additional renewals of the Term, sales targets shall be agreed to between the parties for the applicable renewal period prior to such renewal. If Superior fails to meet the sales targets, the Registrant may terminate the Agreement and take other remedial actions. During the Term, Superior is prohibited from manufacturing, marketing, or distributing any items that compete with the Products. In addition, for a one year period after the Term, Superior may not solicit any customers or employees of the Registrant.

For all the terms and conditions of the Elcart Agreement and the Superior Agreement, reference is hereby made to such agreements annexed hereto as exhibit
10.23 and exhibit 10.24, respectively. All statements made herein concerning the foregoing agreements are qualified by references to said exhibits.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired. Not applicable (b) Pro forma financial information. Not applicable (c) Exhibits

Exhibit 10.23 Agreement, dated January 16, 2006, by and between the Registrant and Elcart Distribution S.P.A.*

Exhibit 10.24 Agreement, dated November 30, 2005, by and between the Registrant and Superior Automotive Company*

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* Portions of Exhibits 10.23 and 10.24 have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               SMART ENERGY SOLUTIONS, INC.


                                               By:    /s/ Pete Mateja
                                                      --------------------------
                                                      Name: Pete Mateja
                                               Title: Chief Executive Officer


Date:  January 20, 2006

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